Exhibit 5.2

[On the Letterhead of Tucker Ellis LLP]

February 22, 2017

Civista Bancshares, Inc.

100 East Water Street

Sandusky, Ohio 44870

Re:	Registration Statement on Form S-3 of Civista Bancshares, Inc.

Registration No. 333-205828

Ladies and Gentlemen:

We have acted as counsel to Civista Bancshares, Inc., an Ohio corporation (the “Company”), in connection with (i) the filing of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 23, 2015, (declared effective August 25, 2015), and (ii) the Prospectus Supplement, dated February 21, 2017 (the “Prospectus Supplement”), of the Company, filed with the Commission and relating to the issuance and sale by the Company of 1,400,000 common shares (the “Firm Shares”), par value $0.01 per share, of the Company, plus, at the option of the underwriters named in the Underwriting Agreement (the “Underwriters”), up to an additional 210,000 common shares, par value $0.01, of the Company (the “Option Shares” and collectively with the Firm Shares, the “Offered Shares”). The Offered Shares are proposed to be offered, issued and sold pursuant to the Underwriting Agreement, dated February 21, 2017 between the Company and Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P., as representatives of the Underwriters (the “Underwriting Agreement”).

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement other than as expressly stated herein with respect to the issuance of the Offered Shares.

We have examined such documents and such matters of fact and law as we consider necessary for the purpose of rendering the opinion set forth herein, including, without limitation (a) the Articles of Incorporation of the Company, (b) the Regulations of the Company, (c) certain resolutions adopted by the board of directors of the Company, including committees thereof (d) the Underwriting Agreement, and (e) a form of the share certificate representing the common shares of the Company.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. We have assumed that the Underwriting Agreement is enforceable in accordance with its terms against the several Underwriters.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Offered Shares have been duly authorized and, when the Offered Shares have been issued and delivered against payment therefor in accordance with the terms of Underwriting Agreement, the Offered Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Ohio. We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the hereof or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement (by filing under cover of Form 8-K) and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We bring to your attention the fact that our legal opinion is an expression of professional judgment and is not a guarantee of a result.

Very truly yours,

/S/ TUCKER ELLIS LLP

2